                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

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     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            National TechTeam, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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     [X] No fee required.

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         0-11.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
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                             NATIONAL TECHTEAM, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 26, 1999

To Our Shareholders:

     The Annual Meeting of Shareholders of National TechTeam, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 26, 1999 at 10:00 a.m. E.D.T. at the Holiday Inn, 5801 Southfield Expressway (at Ford Road), Detroit, Michigan.

     The items of business to be considered and acted upon are:

              1.      Election of the Company's Board of Directors (See Page 3).

              2. Transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     In addition to those matters, we will report on TechTeam's business results and other matters of interest to shareholders.

     You must have been a shareholder of record at the close of business on April 14, 1999, the record date, to be entitled to vote at the meeting and at any adjournment thereof. We will have a list of all shareholders of record April 14, 1999 open for inspection by shareholders at the Annual Meeting.


                             By Order of the Board of Directors,


                             /s/ Michael A. Sosin

April 21, 1999               Michael A. Sosin
                             General Counsel
                             and Secretary


     THE BOARD OF DIRECTORS OF THE COMPANY HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND THE MEETING IN PERSON. IN ANY EVENT, IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THIS MEETING AND TO ASSURE A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IN THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY BY SO NOTIFYING THE SECRETARY AT THE ANNUAL MEETING AND VOTE YOUR STOCK PERSONALLY. PROXIES CAN ALSO BE REVOKED BY SUBMITTING TO THE COMPANY A PROXY WITH A LATER DATE AND BY DELIVERY TO THE SECRETARY OF THE COMPANY OF WRITTEN INSTRUCTIONS WHICH BY THEIR TERMS REVOKE THE PROXY.

     PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE PROXY. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. A PROXY EXECUTED BY A CORPORATION SHOULD BE SIGNED IN ITS CORPORATE NAME BY AN AUTHORIZED OFFICER.

                                 PROXY STATEMENT

                    INFORMATION ABOUT NATIONAL TECHTEAM, INC.

NATIONAL TECHTEAM, INC. is a premier provider of desktop management services to large national and multi-national corporations, government agencies and service organizations. The Company offers its services through three global units: (i) CORPORATE SERVICES, which provides corporations with desktop management and related support services including help desk, network management & systems integration, custom training, and technical staffing. (ii) OEM CALL CENTER SERVICES, which provides end user customers of its clients with inbound telephone support for their computer products; and (iii) TECHTEAM CAPITAL GROUP, which consists primarily of leasing computer-related hardware and integrated services to corporate customers. Our World Headquarters are located at 835 Mason Street, Suite 200, Dearborn, Michigan 48124, and our telephone number is
(800) 522-4451.

                            MATTERS TO BE CONSIDERED

         At the 1999 Annual Meeting, you will be asked to consider and vote upon

1.                 Election of the Company's Board of Directors, and

2. Transaction of such other business as may properly come before the meeting or any adjournment or adjournments of the meeting.


                     INFORMATION ABOUT THIS PROXY STATEMENT

         We sent you this proxy statement and the enclosed proxy card because TechTeam's Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission and which is designed to assist you in voting your shares. On April 26, 1999, we began mailing these proxy materials to all shareholders of record at the close of business on April 14, 1999.


                            INFORMATION ABOUT VOTING

         Shareholders can vote on matters presented at the Annual Meeting in two ways:

         - By Proxy -- You can vote by signing, dating and returning the enclosed proxy card. If you do this, the individuals named on the card (your "proxies") will vote your shares in the manner you indicate. You may specify on your proxy card whether your shares should be voted for all, some or none of the nominees for director. If you do not indicate instructions on the card, your shares will be voted FOR the election of the directors.

         - In Person -- You may come to the Annual Meeting and cast your vote there.

You may revoke your proxy at any time before it is exercised by sending a written notice of revocation to TechTeam's Secretary, Michael A. Sosin, by providing a later dated proxy or by voting in person at the meeting.

         We are mailing this solicitation, but solicitations may also be made in person by TechTeam officers and employees, none of whom will be specially compensated. We will bear the entire cost of soliciting the proxies. We will also reimburse banks, brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses in forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

     Each share of TechTeam Common Stock is entitled to one vote. As of April 14, 1999 there were 13,190,859 shares of Common Stock outstanding.

             INFORMATION FOR TECHTEAM EMPLOYEES WHO ARE SHAREOLDERS

          If you are one of our employees who is a shareholder and you participate in the TechTeam 401(k) Profit-Sharing Plan and Trust ("Plan"), you will receive one proxy with respect to all of your shares registered in the same name. You have the right to direct the trustee of that Plan how to vote the shares allocated to your account. If you do not return a proxy with respect to your Plan shares, your shares will be voted by the trustee in the same proportion as shares held by the Plan trustee for which voting instructions have been received.

                               QUORUM REQUIREMENT

         A quorum of stockholders is necessary to hold a valid meeting. If stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have the authority to do so.


            INFORMATION ABOUT VOTES NECESSARY FOR ACTION TO BE TAKEN

         Six directors will be elected at the meeting by a plurality of all the votes cast at the meeting, meaning that the six nominees for director with the most votes will be elected. In an uncontested election for directors, the plurality requirement is not a factor. Any other action requires an affirmative vote of the majority of the votes cast on the matter. Abstentions and non-votes will have no effect on the result of the vote on the election of directors.

                                  OTHER MATTERS

         The Board of Directors does not know of any other matter which will be presented at the Annual Meeting other than the election of directors. Under our Bylaws, generally no business besides the items discussed in this proxy statement may be transacted at the meeting. However, if any other matter properly comes before the Annual Meeting, your proxies will act on such proposal in their discretion.




                  THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY ARE FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 26, 1999.


                             -----------------------

               THE DATE OF THIS PROXY STATEMENT IS APRIL 21, 1999.

                              ELECTION OF DIRECTORS
                           AND MANAGEMENT INFORMATION

         TechTeam's directors are elected each year at the Annual Meeting by the shareholders. We do not have a staggered board. Six directors will be elected at this year's Annual Meeting. Each director will serve until the 2000 Annual Meeting of stockholders and until he or she is succeeded by another qualified director who has been elected. All the nominees, except Peter T. Kross, are currently directors. If a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected at the Annual Meeting.

     The Company's Bylaws provide that, until the Board of Directors shall otherwise determine, the number of director positions shall be seven. Proxies may not be voted for a greater number of persons than the number of nominees
(six) named in this Proxy Statement. The Board has identified, and is in discussions with, a candidate who the Board believes would be an outstanding addition to the Board. The candidate has indicated that he would not be available until sometime in the Fall of this year, and has requested confidentiality pending a decision on accepting an invitation to join the Board. If the candidate accepts an invitation to join the Board, it would occur after the Annual Meeting and shareholders would not have an opportunity to approve such person prior to his appointment as director.

     THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE ELECTION OF KIM A. COOPER, WILLIAM F. COYRO JR., PETER T. KROSS, HARRY A. LEWIS, WALLACE
D. RILEY AND RICHARD G. SOMERLOTT AS DIRECTORS OF THE COMPANY. WE WILL VOTE THE PROXIES SOLICITED BY US IN FAVOR OF THE ELECTION OF THOSE PERSONS UNLESS YOU SPECIFY OTHERWISE IN YOUR PROXY.

     The following is a description of the background of the persons who are being nominated for election as directors of the Company.

     KIM A. COOPER, 40, became a director in March 1996. Between 1984 and 1994, Mr. Cooper was employed by WordPerfect Corporation in sales and as its Vice President, Worldwide Customer Services. Between 1994 and 1996, he was employed by Novell, Inc. as its Vice President, Worldwide Marketing and Business Development. In January 1996 he founded and became the Chairman and Chief Executive Officer of Digital Harbor, L.C., a component software company developing Internet applications. Mr. Cooper is a member of the Board's Audit Committee.

     WILLIAM F. COYRO JR., 55, was the founder, President and Chief Executive Officer of Computer Trade Development ("CTD"), the predecessor of the Company, from 1979 until 1987. Dr. Coyro continued as Chief Executive Officer and Chairman of the Board of the Company through December 31, 1998, after which Mr. Lewis became Chief Executive Officer. From 1974 to 1979 Dr. Coyro practiced full time as a dentist.

         PETER T. KROSS, 57, Mr. Kross will be appointed to the Board of Directors to fill a vacancy in April, 1999. For over the past five years, Mr. Kross has been a Senior Vice-President of Everen Securities, Inc., a New York Stock exchange member broker dealer firm. Between 1997 and 1998, Mr. Kross served as a director of Dravo Corporation, a NYSE listed company.

     HARRY A. LEWIS, 55, Mr. Lewis joined TechTeam in January 1998 as the Company's President and Chief Operating Officer. In August 1998 he was appointed to the Board of Directors. In November 1998 he was named Chief Executive Officer effective January 1, 1999. Mr. Lewis retired from Chrysler Corporation in December 1996. Prior to his retirement, Mr. Lewis spent his entire career with Chrysler Corporation. From July 1993 until his retirement he held the positions of Vice President, Finance Strategy and Planning and Vice President, Process Management and Continuous Improvement. Prior to July 1993, Mr. Lewis held various management positions in Management Information Systems and Finance.

     WALLACE D. RILEY, 71, is an attorney at law and since 1968 has been a partner with the firm of Riley & Roumell. Mr. Riley previously served as a director of the Company from 1987 to 1988 and from 1993 to the present. He is the past President of the State Bar of Michigan as well as past President of the American Bar Association. He was a member of the Board of Governors of the American Bar Association from 1977-1980, and a trustee of the Federal Bar Foundation since 1968. He has been a Special Attorney General for the State of Michigan since 1969. Mr. Riley is a member of the Board's Compensation Committee.

     RICHARD G. SOMERLOTT, 57, is a dentist and a managing partner of Endodontics Associates Professional Corporation. Dr. Somerlott has been a director and shareholder of the Company, including its predecessor, CTD, since its inception. Dr. Somerlott is a member of the Board's Audit Committee.

     MR. LEROY H. WULFMEIER III, who served as a director of TechTeam since its inception, resigned his position in February 1999 and has declined to stand for reelection.

INFORMATION REGARDING BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors has established two standing committees (Audit and Compensation), the current members of which are identified above. These committees act in an advisory capacity to the full Board of Directors. All committees report to the full Board of Directors with respect to matters considered at each committee meeting held.

     The principal functions of the Audit Committee are to review the scope of the annual audit and the annual audit report of the independent accountants, recommend the firm of independent accountants to perform such audits, consider non-audit functions proposed to be performed by the independent accountants, ascertain whether the recommendations of auditors are satisfactorily implemented and recommend such special studies or actions which the Committee deems desirable. During 1998, the Audit Committee held three meetings.

     The Compensation Committee reviews the compensation practices followed, makes all decisions involving the compensation of executive officers of the Company and reviews Management's salary recommendations for each other person at or above the level of Vice President. In addition, the Committee reviews stock option grant recommendations pursuant to the Company's 1990 Nonqualified Employee Stock Option Plan. During 1998, the Compensation Committee held four meetings.

     During the year ended December 31, 1998, the Board of Directors held 12 meetings. All directors attended at least 75% of the meetings that were held during the year.

INFORMATION REGARDING EXECUTIVE MANAGEMENT

     All executive officers serve at the pleasure of the Board of Directors. There are no family relationships among any of the directors or executive officers of the Company. The following is a description of the background of the Company's executive officers not otherwise described above.
                                                       PRESENT POSITION
NAME                           AGE                     WITH THE COMPANY
----                           ---                     ----------------

Harry A. Lewis                 55                    President and Chief
                                                       Executive Officer

M. Anthony Tam                 48              Vice President, Chief Financial
                                                    Officer and Treasurer

Steven J. Corso                43                     Vice President and
                                                   Chief Information Officer

Edward J. Penkala              51                  Vice President of Sales


     HARRY A. LEWIS. Mr. Lewis joined TechTeam in January 1998 as the Company's President and Chief Operating Officer. In August 1998 he was appointed to the Board of Directors. In November 1998 he was named Chief Executive Officer effective January 1, 1999. Mr. Lewis retired from Chrysler Corporation in December 1996. Prior to his retirement, Mr. Lewis spent his entire career with Chrysler Corporation. From July 1993 until his retirement he held the positions of Vice President, Finance Strategy and Planning and Vice President, Process Management and Continuous Improvement. Prior to July 1993, Mr. Lewis held various management positions in Management Information Systems and Finance.

     M. ANTHONY TAM. Mr. Tam joined the Company in April 1999, as its Vice President, Chief Financial Officer and Treasurer. Previously Mr. Tam served as Controller and Executive Director, Finance and Administration for The Genix Group, a computer operations outsourcing services company with offices throughout the United States and the United Kingdom.

     STEVEN J. CORSO. Mr. Corso joined the Company in April 1998 and is the Company's Vice President and Chief Information Officer. Between 1985 and 1996, Mr. Corso was employed by The Genix Group as a Director of Research and Development and Director of Telecommunications.

     EDWARD J. PENKALA. Mr. Penkala joined the Company in 1998 from Capricorn Capital Group (now TechTeam Capital Group) as its Vice President of Sales. Previously Mr. Penkala was the Chief Information Officer at National Intergroup where he was responsible for the planning, design, development, and implementation of strategic manufacturing systems.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The following table sets forth as of April 14, 1999, the record date, the shares of Common Stock beneficially owned by: (i) any person (including any "group" as that term is used in Section 13 (d)(3) of the Securities Exchange Act of 1934, as amended, known by the Company to be the beneficial owner of more than 5% of the Company's voting securities; (ii) each director of the Company; (iii) each executive officer of the Company; and (iv) all current directors and executive officers of the Company as a group. All persons listed below have sole voting and investment power with respect to their shares of stock unless otherwise indicated.


     NAME OF                                           NUMBER OF SHARES                        PERCENTAGE OF
BENEFICIAL OWNER                                         BENEFICIALLY                           OUTSTANDING
----------------                                          OWNED (1)                          COMMON STOCK (1)
                                                          ---------                          ----------------
Dimensional Fund Advisors, Inc.                            1,003,600                                  7.61%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

William F. Coyro Jr. (2)*                                    504,825  (3)(4)                          3.83%

David M. Sachs (13)                                          500,000                                  3.79%

Peter T. Kross (2)*                                          310,000  (8)                             2.35%

Richard G. Somerlott (2)*                                    215,519  (5)                             1.63%

Harry A. Lewis (2)*                                          111,500  (9)                               **

Wallace D. Riley (2)*                                        102,700  (6)                               **

Kim A. Cooper (2)*                                            48,425  (7)                               **

Edward Penkala (2)                                            15,000  (11)                              **

Steven J. Corso (2)                                            1,000  (10)                              **

M. Anthony Tam (2)                                               -0-                                   -0-


Current Directors and Executive                            1,308,969  (12)                            9.92%
Officers as a Group (nine persons)

*      A director of the Company.
**       Less than 1%.

DIRECTORS AND EXECUTIVE OFFICERS


(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and includes shares not presently outstanding but which are subject to exercise within 60 days through options, warrants, rights or conversion privileges. For the purpose of computing the percentage of the outstanding shares owned by a shareholder, shares subject to such exercise are deemed to be outstanding securities of the class owned by that stockholder but are not deemed to be outstanding for the purpose of computing the percentage by any other person.

(2)    A director and/or executive officer of the Company.

(3) Includes 9,400 shares of Common Stock owned by certain members of the family of William F. Coyro, Jr., the beneficial ownership of which he disclaims.

(4) Includes options to purchase 5,000 shares of Common Stock at $4.50 per share and 90,000 shares of Common Stock at $25.75.

(5) Includes options to purchase 10,000 shares of Common Stock at $7.00 per share, 10,000 shares of Common Stock at $25.75, 10,000 shares of Common Stock at $23.00, 10,000 shares of Common Stock at $10.313, and 10,000 shares of Common Stock at $6.50.

(6) Includes options to purchase 10,000 shares of Common Stock at $25.75, 10,000 shares of Common Stock at $23.00, and 10,000 shares of Common Stock at $10.313, and 10,000 shares of Common Stock at $6.50.

(7) Includes options to purchase 15,000 shares of Common Stock at $5.00 per share, 10,000 shares of Common Stock at $23.00, 10,000 shares of Common Stock at $10.313, and 10,000 shares of Common Stock at $6.50.

(8) Includes 50,500 shares of Common Stock owned by certain members of the family of Peter T. Kross.

(9) Includes options to purchase 100,000 shares of Common Stock at $10.00 per share. Does not include options to purchase 25,000 shares of Common Stock at $10.00 per share which are not exercisable until August, 1999 or later.

(10) Does not include options to purchase 10,000 shares of Common Stock at $10.00 per share which are not exercisable until April, 1999 or later.

(11) Includes options to purchase 15,000 shares of Common Stock at $10.00 per share.

(12)   Includes the shares and options in footnotes (3) through (11) above.

(13) Mr. Sachs is the Chief Executive Officer of TechTeam Capital Group, but is not a director or executive officer of National TechTeam, Inc.

            SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such officers, directors and greater than ten-percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1998 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten-percent beneficial owners were complied with.


                              DIRECTOR COMPENSATION

         Directors who are employees of the Company receive no compensation as such for services as members of the Board of Directors or committees thereof. Upon the recommendation of the Compensation Committee, the Board of Directors approved a monthly retainer of $1,000 per month for each non-employee director commencing in January 1999. Under the Company's 1996 Non-Employee Directors Stock Plan, each nonemployee director receives 100 shares of the Company's Common Stock for attendance at each meeting of the Board of Directors. The plan also provides for an automatic and non-discretionary grant to each non-employee director on the last business day of each February of a nonstatutory option to purchase 10,000 shares of the Company's Common Stock at an exercise price of one hundred percent (100%) of the fair market value of the Common Stock on the date of the grant.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table discloses compensation received by the Company's Chief Executive Officer and each of the other four most highly compensated executive officers whose salary plus bonus exceeded $100,000, in all capacities during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                                                                                      LONG TERM        CURRENT
                                                                                                     COMPENSATION       ANNUAL
       NAME AND                                         ANNUAL COMPENSATION                             AWARDS          SALARY
                                      -----------------------------------------------------------   ---------------  -------------
  PRINCIPAL POSITION     YEAR            SALARY          BONUS        401(K) MATCH (1)     OTHER         OPTIONS (2)
  ------------------     ----            ------          -----        ------------         -----         -------

William F. Coyro, Jr.    1998           $257,692             -0-           $5,135         $5,827(3)             -0-      $200,000
Chairman                 1997           $239,423        $112,500           $4,846         $4,050(3)             -0-
                         1996           $209,230             -0-           $4,567                          100,000(4)

Harry A. Lewis (5)       1998           $185,385             -0-              -0-            -0-           125,000       $300,000
President and Chief
Executive Officer

M. Anthony Tam (6)       1998                -0-             -0-              -0-            -0-               -0-       $130,000
Vice President,
Chief Financial
Officer,
and Treasurer

Steven J. Corso (7)      1998            $69,808             -0-              -0-            -0-            10,000       $120,000
Vice President and
Chief
Technology Officer

Edward Penkala (8)       1998           $175,000             -0-              -0-         $2,860(9)         15,000       $175,000
Vice President, Sales

L. Kevin Dohrman (10)    1998           $130,846             -0-           $3,925            -0-               -0-
Vice President and       1997           $134,000         $44,872           $1,955            -0-            12,000             --
Chief Technology Officer 1996           $106,730             -0-              -0-            -0-            50,000

Lawrence A. Mills (11)   1998           $144,308             -0-           $4,168            -0-               -0-             --
Vice President,          1997           $134,000         $59,307           $4,020            -0-               -0-
Chief Financial Officer  1996           $124,423             -0-           $3,600            -0-            25,000
and Treasurer

William J. Popp (12)     1998           $171,686             -0-           $5,070            -0-               -0-
Vice President, Sales    1997           $153,288         $10,000              -0-            -0-               -0-
                         1996                -0-             -0-              -0-            -0-               -0-


(1) Amounts disclosed in this column consist of the Company's matching contribution under the Company's 401(k) Retirement Savings Plan.

(2) Includes Stock Options granted under the Company's 1990 Nonqualified Stock Option Plan. The Company has not awarded SAR's.

(3) Represents portion in total premiums paid on life insurance that are taxable to Dr. Coyro. Commencing in 1997, the Company advanced $281,520 to an insurance company that carries insurance policies on the life of Dr. Coyro. The advances are collateralized by the cash value of the underlying life policies. The advances are to be repaid in future years.

(4)  Of these, 10,000 options were declined.

(5)  Mr. Lewis joined the Company in January 1998.

(6)  Mr. Tam joined the Company in April 1999.

(7)  Mr. Corso joined the Company in April 1998.

(8)  Mr. Penkala joined the Company in January 1998.

(9) Mr. Penkala received a car allowance as part of his contract with Capricorn Capital Group, Inc. (now TechTeam Capital).

(10) Mr. Dohrman joined the Company in April 1996 and resigned in November 1998.

(11) Mr. Mills resigned from the Company in March 1999.

(12) Mr. Popp joined the Company in December 1996 and resigned in October 1998.

                           OPTION GRANTS AND EXERCISES

     The following tables set forth information as to the individuals named in the Summary Compensation Table above, concerning options granted in 1998, the value realized upon the exercise in 1998 of previously granted options and the value of unexercised options.

                            OPTION GRANTS IN 1998 (1)
                            -------------------------

                                                                                      POTENTIAL REALIZABLE
                                                                                     VALUE AT ASSUMED ANNUAL
                                                                                      RATES OF STOCK PRICE
                                                    PERCENT OF TOTAL                    APPRECIATION FOR
                              OPTIONS              OPTIONS GRANTED IN     EXERCISE         OPTION TERM
          NAME                GRANTED                     YEAR             PRICE        5%         10%
          ----                -------                     ----             -----        --         ---
Steven J. Corso                10,000                     5.92%            9.000         30,600     69,500
Harry A. Lewis                 25,000                    14.79%            10.000        85,000    192,900
                              100,000                    37.88%            10.000       340,000    771,600
Edward J. Penkala              15,000                     8.88%            10.000        51,000    115,800


(1) All stock options were granted under the Company's 1990 Nonqualified Stock Option Plan. The Company has not awarded SAR's. Option exercise prices are at or above the market price on the date of grant. Options have a five year term and are exercisable in equal increments over five years. The exercise price and Federal tax withholdings may be paid in cash or with shares of TechTeam stock.


           OPTION EXERCISES IN 1998 AND DECEMBER 31, 1998 VALUE TABLE
           ----------------------------------------------------------

                                                           NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                           SHARES ACQUIRED      VALUE           OPTIONS AT             IN-THE-MONEY OPTIONS AT
          NAME               ON EXERCISE       REALIZED      DECEMBER 31, 1998          DECEMBER 31, 1998 (1)
          ----               -----------       --------      -----------------          ---------------------

William F. Coyro Jr.            9,000          $59,625            95,000                       $10,000





(1) Represents the difference between the exercise price of in-the-money options exercisable within 60 days of the date hereof and the closing price of the Company's common stock on December 31, 1998 multiplied by the number of exercisable options.


     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH INCLUDED HEREIN SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company and establishes the compensation plans and specific compensation levels of all Executive Officers.

     The Company's executive compensation philosophy is to pay for performance. The objectives of the Company's executive compensation program are to: (1) provide compensation that enables the Company to attract and retain key executives; (2) create incentives in the form of bonuses for contributions to superior earnings by the Company; and (3) align the Company's executives' interest with its shareholders' desire for superior returns through long-term stock ownership opportunities.

     The Company's executive compensation program provides a compensation opportunity that the Committee believes, in its judgment and experience, is competitive with other companies of comparable size and complexity. Actual compensation levels may be greater or less than compensation levels at other companies based upon annual and long-term Company performance and individual performance. The Compensation Committee uses its discretion to establish executive compensation at levels in its judgment warranted by external or internal factors and an executive's individual circumstances.

EXECUTIVE COMPENSATION PROGRAM COMPONENTS. The Company's executive compensation program consists of base salary, cash incentives and long-term incentives. BASE SALARY. The Compensation Committee decides the base pay levels for executives according to the impact the individual has on the Company and on its performance, the skills and experiences required by the position, salaries paid by other companies for comparable positions, and the performance of the Company. Base salaries for executives are maintained at levels that the Compensation Committee believes, based on its own judgment and experience, are competitive with other companies of comparable size and complexity. CASH INCENTIVES. Cash incentives for Executive Officers other than the Chairman and President and CEO were provided in prior years by way of an annual bonus plan based on performance. The Chairman and President and CEO's bonus is at the discretion of the Compensation Committee. However, no bonus plans have been submitted by the Compensation Committee to the Board of Directors for 1998 or 1999 for the Chairman and President and CEO. An incentive plan had been adopted for the Fourth Quarter 1998 for other Executive Officers. A similar plan has also been adopted for 1999. The Committee and the Board of Directors believe that an executive's desire to achieve continually improving results of operations is enhanced if that performance is rewarded by way of cash bonuses. LONG-TERM INCENTIVES. Long-term incentives are provided by way of stock options. The Committee and Board of Directors believe that management's ownership of a significant equity interest in the Company is a major incentive in building shareholder wealth and aligning the long-term interests of management and shareholders. Stock options, therefore, are granted at the market value of the Common Stock on the date of grant and typically become exercisable in installments of 20% per year beginning one year after the date of the grant. The value received by the executive from an option is dependent upon increases in the price of the Company's Common Stock over the market price on the date of the grant. Consequently, the value of the compensation is aligned directly with increases in shareholder value. Grants of stock options are made by the Board of Directors based upon the executive's contribution toward Company performance and expected contribution toward meeting the Company's goals.

1998 CHIEF EXECUTIVE COMPENSATION. The Compensation Committee annually reviews and approves the compensation of Dr. William F. Coyro Jr., the Chairman of the Board, and Harry A. Lewis, the President and Chief Executive Officer. Dr. Coyro's base salary for 1998 was unchanged from the 1997 salary. Mr. Lewis was first employed in 1998.

COMPENSATION NOT QUALIFYING FOR TAX DEDUCTIBILITY. Section 162(m) of the Internal Revenue Code, adopted in 1994, provides in general that compensation to certain individual executive officers during any year in excess of $1 million is not deductible by a public company. The Committee believes that, given the range of salaries and number of stock options of executive officers of the Company, the $1 million threshold of Section 162(m) will not be reached by an executive officer of the Company in the near future. Accordingly, the Committee has not considered what its policy regarding compensation not qualifying for Federal tax deductibility might be; however, it intends to do so at such time that the threshold is within range of any executive officer.

The foregoing report on executive compensation is provided by the following non-employee directors, who constituted the compensation committee during 1998:

Wallace D. Riley
LeRoy H. Wulfmeier III (Resigned February 1999)


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the past fiscal year, the Compensation Committee was comprised of Mr. Wallace D. Riley and Mr. LeRoy H. Wulfmeier III. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during the fiscal year 1998. None of the executive officers of the Company have served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     The Company leases office space in a building in Harper Woods, Michigan that is owned by an affiliate of Jonathan D. Ahlbrand, who was a Senior Vice President of the Company for a portion of 1997. The lease has a remaining term of four (4) years with the right to renew at the Company's option for five (5) years and provides for annual rental payments of $102,200 or $5.75 per square foot. The Company believes the terms of the lease are no less favorable to the Company than would be obtained from an unaffiliated third party.

                          NOTICE CONCERNING APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has not selected its independent auditors for the current year. Ernst & Young LLP has served as the Company's independent auditors for the past twelve years. The Board of Directors intends to request bids for selection as TechTeam's independent auditors from several firms, including from Ernst & Young LLP, and the Board may, at any time during the year, appoint new independent auditors if the Board of Directors feels that such a change would be in the best interests of the Company and its shareholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                                PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total return on the Company's Common Stock from January 1, 1994 through December 31, 1998 with the Nasdaq Stock Market-US Index (the "Nasdaq US Index") and the Nasdaq Computer & Data Processing Services Stocks (the "Nasdaq Computer Index") . The graph assumes that the value of the investment in the Company's Common Stock, the Nasdaq US Index and the Nasdaq Computer Index was $100 on January 1, 1994 and that all dividends were reinvested.

     The graph displayed below is presented in accordance with Securities and Exchange Commission requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. This graph in no way reflects the Company's forecast of future financial performance.


                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN


                                [OBJECT OMITTED]


                                                               TOTAL RETURN INDEX
                                                               ------------------
                             DEC 93          DEC 94           DEC 95           DEC 96          DEC 97           DEC 98
                         -------------------------------------------------------------------------------------------------
       NASDAQ US              100%             98%             138%             170%            209%             293%
    NASDAQ COMPUTER           100%            121%             185%             228%            280%             502%
   NATIONAL TECH TEAM         100%            112%             120%             427%            192%             139%


                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         If you wish to submit proposals for possible inclusion in TechTeam's 2000 Proxy Statement, we must receive them not later than December 22, 1999. In addition, TechTeam's Bylaws specify procedures for notifying TechTeam of nominations for director and other business to be properly brought before any meeting of stockholders by providing notice not less than 90 days nor more days than 120 days prior to the date of the 2000 Annual Meeting. Proposals should be mailed to National TechTeam, Inc., to the attention of TechTeam's Secretary, Michael A. Sosin, 835 Mason Street, Suite 200, Dearborn, MI 48124.

                                  ANNUAL REPORT

     WE ARE MAILING TO ALL SHAREHOLDERS OF RECORD ON APRIL 14, 1999, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS. IF YOU DO NOT RECEIVE SUCH ANNUAL REPORT, WE WILL SEND ONE TO YOU WITHOUT COST (EXCEPT FOR THE PAYMENT OF A REASONABLE DUPLICATING CHARGE FOR ANY EXHIBITS REQUESTED) UPON WRITTEN REQUEST. PLEASE SEND ANY REQUESTS IN WRITING TO THE COMPANY'S SECRETARY, MICHAEL A. SOSIN, AT THE COMPANY'S OFFICE LOCATED AT: 835 MASON AVENUE, SUITE 200, DEARBORN, MI 48124.

                           By order of the Board of Directors

                           /s/ Michael A. Sosin

                           Michael A. Sosin
                           General Counsel
                           and Secretary
Dated: April 21, 1999

                             NATIONAL TECHTEAM, INC.
              PROXY FOR ANNUAL MEETING OF SHAREHOLDERS MAY 26, 1999
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                   NATIONAL TECHTEAM, INC. AND WILL BE VOTED.

    The undersigned hereby appoints Harry A. Lewis and Michael A. Sosin or any one or more of them acting in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of the Shareholders of National TechTeam, Inc., a Delaware corporation (the "Company") to be held in the Holiday Inn, 5801 Southfield Expressway (at Ford Road), Detroit, Michigan at 10:00 a.m. E.D.T., May 26, 1999, and any adjournment or adjournments thereof, and to vote all shares of stock of the Company standing in the name of the undersigned, with all the powers the undersigned would possess if personally present at such meeting:

1. Election of directors of the Company: Nominees: Kim A. Cooper, William F. Coyro, Jr., Peter T. Kross, Harry A. Lewis, Wallace D. Riley, and Richard G. Somerlott
   [ ] FOR all nominees listed above, except vote withheld from the following nominees (if any):

   [ ] WITHOLD AUTHORITY to vote for all nominees listed above.

2. In their discretion on such other matters as may properly come before the meeting.

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR ELECTION OF THE DIRECTORS SET FORTH ABOVE.

                                (Continues and to be signed on the reverse side)

This proxy will be voted as directed but, where no direction is given, it will be voted FOR approval of all of the foregoing nominees.

Copies of the Notice of Meeting dated April 21, 1999 and the Proxy Statement dated April 21, 1999 have been received by the undersigned.




                                      PLEASE DATE AND SIGN HERE

                              Dated:
                                      ------------------------------------------

                              Name:
                                      ------------------------------------------


PLEASE DATE, SIGN, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE PROMPTLY.

[ ] Please check here if you plan to attend this meeting.